SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2002

PERSONNEL GROUP OF AMERICA, INC.
 (Exact Name of Registrant as Specified in its Charter)

Delaware	001-13956	56-1930691

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five LakePointe Plaza, 2nd Floor 2709 Water Ridge Parkway Charlotte, North Carolina 28217

(Address of Principal Executive Offices) (Zip Code)

(704) 442-5100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or address, if changed from last report)

Item 7. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibits are filed as part of this report.

Exhibit 99.1 — Press release dated November 12, 2002.

Exhibit 99.2 — Agreement-in-principle dated as of November 11, 2002, among Personnel Group of America, Inc. (the “Company”), certain of its lenders under Amendment No. 4 dated as of February 8, 2002 to the Amended and Restated Credit Agreement, dated as of June 23, 1997, between the Company, Bank of America, N.A. as agent, and the lenders party thereto, and certain holders of the Company’s 5-3/4% Convertible Subordinated Notes, due July 2004.

Exhibit 99.3 — Purchase Option Agreement dated as of November 11, 2002, among the Company, certain of its lenders and Bank of America, N.A., as agent under Amendment No. 4 dated as of February 8, 2002 to the Amended and Restated Credit Agreement, dated as of June 23, 1997, between the Company, Bank of America, N. A. as agent, and the lenders party thereto, and certain holders of the Company’s 5-3/4% Convertible Subordinated Notes, due 2004.

Item 9. Regulation FD Disclosure.

     Personnel Group of America, Inc. issued a press release on November 12, 2002 (a copy of which is filed as Exhibit 99.1), the contents of which are incorporated herein by reference, regarding the execution of an agreement-in-principle with certain of its senior lenders and certain holders of its 5-3/4% Convertible Subordinated Notes due July 2004 to restructure outstanding indebtedness of the Company. A copy of the agreement-in-principle is filed as Exhibit 99.2. A copy of the related Purchase Option Agreement dated as of November 11, 2002 among the Company, such holders of its 5-3/4% Convertible Subordinated Notes due July 2004 and certain of its senior lenders is filed as Exhibit 99.3.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2002

PERSONNEL GROUP OF AMERICA, INC.

By:	/s/ KEN R. BRAMLETT, JR.

Ken R. Bramlett, Jr. Senior Vice President

Exhibit Index

Exhibit	Exhibit No.

Press release dated November 12, 2002	99.1
Agreement-in-principle dated as of November 11, 2002, among the Company, certain of its lenders under Amendment No. 4 dated as of February 8, 2002 to the Amended and Restated Credit Agreement, dated as of June 23, 1997, between the Company, Bank of America, N.A. as agent, and the lenders party thereto, and certain holders of the Company’s 5-3/4% Convertible Subordinated Notes, due July 2004	99.2
Purchase Option Agreement dated as of November 11, 2002, among the Company, certain of its lenders and Bank of America, N.A., as agent under Amendment No. 4 dated as of February 8, 2002 to the Amended and Restated Credit Agreement, dated as of June 23, 1997, between the Company, Bank of America, N. A. as agent, and the lenders party thereto, and certain holders of the Company’s 5-3/4% Convertible Subordinated Notes, due 2004	99.3

4